                                                                    EXHIBIT 10.7

                    SECOND AMENDMENT TO AMENDED AND RESTATED
                                CREDIT AGREEMENT


         This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement"), is dated as of November 18, 1998, by and among AHL SERVICES, INC. ("AHL"), certain other Subsidiaries of AHL identified on the signature pages hereto (together with AHL, sometimes individually referred to as a "Borrower" and collectively are referred to as the "Borrowers"), the financial institutions listed on the signature pages hereto as lenders (the "Lenders"), and First Union National Bank, a national banking association ("First Union"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

                                    RECITALS

         WHEREAS, First Union, First Union National Bank, London Branch, Bank of America, FSB, Wachovia Bank N.A., SunTrust Bank, Atlanta, NationsBank, N.A., Bank of America National Trust and Savings Association, London Branch, Dresdner Bank AG, New York and Grand Cayman Branches and Fleet National Bank (such Lenders are referred to herein collectively as the "Existing Lenders"), the Administrative Agent and the Borrowers are parties to that certain Amended and Restated Credit Agreement dated as of February 10, 1998, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of July 9, 1998 (as so amended, the "Existing Credit Agreement"; and as amended by this Agreement, the "Amended Credit Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Existing Credit Agreement); and

         WHEREAS, the Borrowers, Lenders and Administrative Agent desire to enter into this Agreement to, among other things: (a) amend the Existing Credit Agreement to, subject to certain terms and conditions contained herein, (i) extend the maturity date of the Credit Facility to five years from the date first set forth above, (ii) increase the Aggregate Commitment from One Hundred Fifty Million Dollars ($150,000,000) to Two Hundred Ten Million Dollars ($210,000,000), to finance acquisitions and to provide working capital for the Borrowers, (iii) increase the Foreign Currency Sublimit so that the limit on the Assigned Dollar Value of the principal amount of all Foreign Currency Loans made under the Revolving Facility is increased from Seventy-Five Million Dollars ($75,000,000) to One Hundred Million Dollars ($100,000,000), (iv) modify certain of the financial and negative covenants contained therein, and (v) increase the Swingline Committed Amount from Seven Million Five Hundred Thousand Dollars ($7,500,000) to Ten Million Dollars ($10,000,000); and (b) add one or more financial institutions as Lenders (the "New Lenders") under the Amended Credit Agreement.

         NOW, THEREFORE, in consideration of the premises and the agreements, covenants and provisions herein contained and for TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  AMENDMENTS TO EXISTING CREDIT AGREEMENT

         Subject to the satisfaction of the condition precedent set forth in
Section 3 of this Agreement, the Borrowers, the Lenders and the Administrative Agent hereby agree that the Existing Credit Agreement be, and it hereby is, amended as follows:

         1.1 General. Upon and after the date hereof, all references to the Existing Credit Agreement in that document or in any other Loan Document shall mean the Existing Credit Agreement as amended hereby. Except as expressly provided herein, the execution and delivery of this Agreement does not and will not amend, modify or supplement any provision of, or constitute a consent to or a waiver of any noncompliance with the provisions of, the Existing Credit Agreement, and, except as specifically provided in this Agreement, the Existing Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

         1.2 Amendment to Section 1.1. Section 1.1 of the Existing Credit Agreement is further amended by

                  (a) amending and restating the following defined terms to read in their entirety as follows:

                           "Aggregate Commitment" means Two Hundred Ten
                  Million Dollars ($210,000,000).

                           "Expiration Date" means November 18, 2003.

                           "Foreign Currency Sublimit" means, with respect to
                  the Revolving Facility, the Assigned Dollar Value of One Hundred Million Dollars ($100,000,000), and with respect to the European Swingline Facility, the Assigned Dollar Value of Seven Million Five Hundred Thousand Dollars ($7,500,000), being the maximum aggregate Loans to be made in the Alternative Currency under the respective Facilities.

                           "Swingline Committed Amount" means $10,000,000.

                  (b)      deleting in its entirety the defined term "EMU
         Event".

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         1.3      Amendments to Section 3.1(c). The last sentence of Section
3.1(c) of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  The Applicable Margin provided for in Section 3.1(a) shall initially be set at 1.625% for the period commencing on November 18, 1998 through (but not including) the date which is five (5) Business Days after receipt by the Administrative Agent of the financial statements for the fourth fiscal quarter of AHL and its Subsidiaries ending on December 31, 1998, required to be delivered by Borrowers pursuant to
                  Section 6.1(a) hereof, together with the Officer's Compliance Certificate required to be delivered pursuant to Section 6.2 hereof in connection with such financial statements.

         1.4 Amendments to Section 3.1(d). Section 3.1(d) of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

                           (d) Determination of Applicable Margin. Except as provided in Section 3.1(c) above, the Applicable Margin with respect to such LIBOR Rate Loans shall be determined on the earlier of (A) at the end of each fiscal quarter hereof by reference to the ratio of Consolidated Total Indebtedness of AHL and its Subsidiaries as of the end of such fiscal quarter to Consolidated Pro Forma Adjusted EBITDA for AHL and its Subsidiaries for the period of four (4) consecutive fiscal quarters ending on the last day of such fiscal quarter, and
                  (B) where the Borrowers are required to deliver an officer's certificate under Section 9.4(g)(v) in connection with the consummation of an acquisition, by reference to the ratio of Consolidated Total Indebtedness of AHL and its Subsidiaries as of the most recently ended fiscal quarter to Consolidated Pro Forma Adjusted EBITDA for AHL and its Subsidiaries for the period of four (4) consecutive fiscal quarters ending on the last day of such fiscal quarter (calculated on a pro forma basis in accordance with said Section), in each case, as follows:


                  Total Indebtedness/Pro                     LIBOR Margin
                  ----------------------                     ------------
                  Forma Adjusted EBITDA
                  ---------------------
                  Greater than or equal to 3.50                 1.750%
                  to 1.00

                  Greater than or equal to 3.00                 1.625%
                  to 1.00 but less than 3.50 to
                  1.00


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
                  Greater than or equal to 2.50                 1.375%
                  to 1.00 but less than 3.00 to
                  1.00

                  Greater than or equal to 1.50                 1.125%
                  to 1.00 but less than 2.50 to
                  1.00

                  Less than 1.50 to 1.00                        0.875%

                  All adjustments to the Applicable Margin shall be made by the Administrative Agent as provided in Section 3.1(e) below.

         1.5 Amendments to Section 3.3(a). Section 3.3(a) of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

                           (a)      Facility Fee.

                                    (i)      Payment of Facility Fee. Commencing
                           on November 18, 1998 and continuing through and including the Revolving Facility Termination Date, the Borrowers shall pay to the Administrative Agent, for the account of the Lenders, a non-refundable facility fee (the "Facility Fee") on the average daily Aggregate Commitment of the Lenders outstanding at a rate per annum (the "Facility Fee Percentage") (based on a 360 day year), as set forth below in this
                           Section 3.3(a). The Facility Fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter commencing March 31, 1998, and on the Revolving Facility Termination Date. Such Facility Fee shall be distributed by the Administrative Agent between the Lenders pro rata in accordance with the Lenders' respective Commitment Percentages.

                                    (ii)     Initial Facility Fee Percentage.
                           The Facility Fee Percentage shall initially be set at 0.375% for the period commencing on November 18, 1998 through (but not including) the date which is five
                           (5) Business Days after receipt by the Administrative Agent of the financial statements for the fourth fiscal quarter of AHL and its Subsidiaries ending on December 31, 1998, required to be delivered by Borrowers pursuant to Section 6.1(a) hereof, together with the Officer's Compliance Certificate required to be delivered pursuant to Section 6.2 hereof in connection with such financial statements.

                                    (iii)    Determination of Facility Fee
                           Percentage. Except as provided in clause (ii) of this
                           Section 3.1(a), the Facility Fee Percentage shall be determined on the earlier of (A) at the end of each fiscal quarter hereof by reference to the ratio of Consolidated Total Indebtedness of AHL and its


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


                           Subsidiaries as of the end of such fiscal quarter to Consolidated Pro Forma Adjusted EBITDA for AHL and its Subsidiaries for the period of four (4) consecutive fiscal quarters ending on the last day of such fiscal quarter, and (B) where the Borrowers are required to deliver an officer's certificate under
                           Section 9.4(g)(v) in connection with the consummation of an acquisition, by reference to the ratio of Consolidated Total Indebtedness of AHL and its Subsidiaries as of the most recently ended fiscal quarter to Consolidated Pro Forma Adjusted EBITDA for AHL and its Subsidiaries for the period of four (4) consecutive fiscal quarters ending on the last day of such fiscal quarter (calculated on a pro forma basis in accordance with said Section), in each case, as follows:


                           Total Indebtedness/Pro                           Facility Fee
                           ----------------------                           ------------
                           Forma Adjusted EBITDA                             Percentage
                           ---------------------                             ----------
                           Greater than or equal to                             .500%
                           3.50 to 1.00

                           Greater than or equal to                             .375%
                           3.00 to 1.00 but less than
                           3.50 to 1.00

                           Greater than or equal to                             .375%
                           2.50 to 1.00 but less than
                           3.00 to 1.00

                           Greater than or equal to                             .375%
                           1.50 to 1.00 but less than
                           2.5 to 1.00

                           Less than 1.50 to 1.00                               .375%

                           All adjustments to the Facility Fee Percentage shall be made by the Administrative Agent as provided in
                           Section 3.3(a)(iv) below.

                                    (iv)     Adjustments to Facility Fee
                           Percentage. Adjustments, if any, in the Facility Fee Percentage shall be made by the Administrative Agent five (5) Business Days after receipt by the Administrative Agent of (i) quarterly financial statements for AHL and its Subsidiaries and the accompanying Officer's Compliance Certificate setting forth the ratio of Consolidated Total Indebtedness to Consolidated Pro Forma Adjusted EBITDA for AHL and its Subsidiaries as of the most recent fiscal quarter end (calculated as provided in subsection (d) above), and (ii) each officer's certificate setting forth the ratio of Consolidated Total Indebtedness to Consolidated Pro Forma Adjusted EBITDA for AHL and its Subsidiaries calculated on a pro forma basis required to be delivered pursuant to Section 9.4(g)
                           (v).


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



                           If AHL fails to deliver such financial statements and certificate within the time required by Section 6.2 or Section 9.4(g)(v), as applicable, the Facility Fee Percentage shall be the highest Facility Fee Percentage set forth above until five (5) Business Days after the delivery of such financial statements and certificate.

         1.6 Amendments to Section 8.1. Section 8.1 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

                           SECTION 8.1 Capitalization Ratio. At any date (a) on
                  or prior to December 31, 1999, permit the ratio of Consolidated Total Indebtedness to Total Capitalization to be more than 0.70 to 1.00, (b) after December 31, 1999 and on or prior to December 31, 2000, permit the ratio of Consolidated Total Indebtedness to Total Capitalization to be more than
                  0.65 to 1.00, and (c) after December 31, 2000, permit the ratio of Consolidated Total Indebtedness to Total Capitalization to be more than 0.60 to 1.00.

         1.7 Amendments to Section 8.2. Section 8.2 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

                           SECTION 8.2 Total Indebtedness to Pro Forma EBITDA.
                  As of any fiscal quarter end, permit the ratio of (a) Consolidated Total Indebtedness of AHL and its Subsidiaries as of such date to (b) Consolidated Pro Forma EBITDA of AHL and its Subsidiaries for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date to exceed
                  (i) 3.75 to 1.00, at each fiscal quarter end during the period commencing on November 18, 1998 through and including September 30, 1999, and (ii) 3.50 to 1.00, at each fiscal quarter end thereafter.

         1.8 Amendments to Section 8.3. Section 8.3 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

                           SECTION 8.3    [RESERVED]

         1.9 Amendments to Section 9.1(j). Clause (j) of Section 9.1 of the Existing Credit Agreement is hereby deleted in its entirety.

         1.10 Amendments to Section 9.4(g). Clause (ii) of Section 9.4(g) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:


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


                           (ii) no Default or Event of Default is in existence at the time of such acquisition or would be created as a consequence of such acquisition, and after giving effect to any such acquisition on a pro forma basis, the ratio of Consolidated Total Indebtedness of AHL and its Subsidiaries as of the most recently ended fiscal quarter to Consolidated Pro Forma EBITDA of AHL and its Subsidiaries for the period of four (4) consecutive fiscal quarters ending on the last day of such fiscal quarter end will not exceed 3.50 to 1.00,

         1.11 Amendments to Section 12.9. Clause (a) of Section 12.9 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

                  (a) increase the amount or extend the time of the obligation of the Lenders to make Loans, provided, however, that First Union as Lender may at any time, in its sole discretion (but shall be under no obligation to), approve any increases requested by Borrowers in the amount of the Aggregate Commitment without the approval of any other Lender or Lenders (but in no event will any Lender's Commitment be increased without the prior written consent of such Lender) so long as after giving effect to any such proposed increase (x) no Default or Event of Default has occurred and shall be continuing, and (y) the Aggregate Commitment shall not exceed $250,000,000,

         1.12 Amendments to Section 12.20. Section 12.20 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

                  SECTION 12.20  EMU; Continuity of Contract, Etc.

                  (a) Definitions. As used in this Section 12.20 the following terms have the following meanings:

                  "beginning of the third stage of EMU" means the date the third stage of EMU begins (at the date of this Agreement expected to be January 1, 1999) or the date on which circumstances arise which, in the opinion of the Administrative Agent, have substantially the same effect and result in substantially the same consequences as the beginning of the third stage of EMU as contemplated by the Treaty on European Union.

                  "EMU" means economic and monetary union as contemplated in the Treaty on European Union.

                  "EMU legislation" means legislative measures of the European Council for the introduction of change over to or operation of a single or unified European currency

                  (whether known as the euro or otherwise), being in part the implementation of the third stage of EMU.

                  "euro" means the single currency to which participating member states of the European Union are converting.

                  "euro unit" means the currency unit of the euro.

                  "fixed exchange rate" means the exchange rate for a national currency unit into a euro unit set in accordance with EMU legislation in effect from time to time.

                  "national currency unit" means the unit of currency (other than a euro unit) of a participating member state.

                  "participating member state" means each state so described in any EMU legislation.

                  "Treaty on European Union" means the treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty ( signed February 7, 1992), as amended from time to time.

                           (b) Effectiveness of Provisions. The provisions of clauses (c) through (m) below, inclusive, shall be effective at and from the later of the execution of this Agreement or the beginning of the third stage of EMU, provided, that if and to the extent that any such provision relates to any state (or the currency of such state) that is not a participating member state on the beginning of the third stage of EMU, such provision shall become effective in relation to such state (and the currency of such state) at and from the date on which such state becomes a participating member state.

                           (c) Continuity of Contract. The parties to this Agreement agree that the occurrence or non-occurrence of EMU, any event or events associated with the EMU and/or the introduction of the euro in all or any part of the European Union will not result in the discharge, cancellation, rescission or termination in whole or in part of any agreement between any the parties hereto or give the Administrative Agent, the Lenders or the Borrowers the right to cancel, rescind, terminate or vary any agreement, other than as specifically provided in this Agreement.

                           (d) Redenomination and Alternative Currencies. Each obligation of any party under this Agreement which has been denominated in the national currency unit of a participating member state shall be redenominated into the euro unit at the fixed exchange rate, provided, that if and to the extent that any EMU legislation provides that following the beginning of the third stage of EMU an amount denominated either in the euro unit or in the national currency unit of a member state and payable within the member state by crediting an account of a creditor can be paid by a debtor either in the euro unit or in that national currency unit, each party to this Agreement shall be entitled to pay or repay any such amount either in the euro unit or in such national currency unit; provided, however, any amount paid in a national currency unit shall equal, at the fixed exchange rate for that national currency unit, the required amount stated to be due in euro units.

                           (e) Loans. Any Loan in the currency of a participating member state shall be made in the euro unit, provided that any Loan may, if so requested by any Borrower, be made in the national currency unit (based upon the fixed exchange rate) of any participating member state so long as such national currency unit continues to be available as legal tender for obligations of the same type or character as the obligations set forth in this Agreement, is freely convertible and is not subject to exchange controls.

                           (f) Business Days. With respect to any amount denominated or to be denominated in the euro unit or a national currency unit, any reference to a "Business Day" shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks are generally open for business in New York City and prime banks in London generally provide quotations for deposits denominated in the euro unit and such national currency unit.

                           (g) Payments to the Administrative Agent. Those Sections of this Agreement providing for payment or repayment in a national currency unit shall be construed so that, in relation to the payment of any amount of euro units or national currency units, such amount shall be made available to the Administrative Agent in immediately available, freely transferable, cleared funds to such account with each bank (in such principal financial center) as the Administrative Agent may from time to time nominate for this purpose.

                           (h) Payment by the Administrative Agent to the Lenders. Any amount payable by the Administrative Agent to the Lenders under this Agreement in the national currency unit of a participating member state shall be paid in the currency received by it from the Borrowers.

                           (i) Payments by the Administrative Agent or Lenders Generally. With respect to the payment of any amount denominated in the euro unit or in a national currency unit, the Administrative Agent shall not be liable to the Borrowers or any of the Lenders, nor shall any Lender be liable to the Borrower or the Administrative Agent, in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Administrative Agent or such Lender, as the case may be, if the Administrative Agent or such Lender, as the case may be, has made reasonable effort to effect all relevant steps to achieve, on the date required by the Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in the euro unit or, as the case may be, in a national currency unit) to the account with the bank in the principal financial center in the participating member state which the Borrowers or, as the case may be, the Administrative Agent or any Lender shall have specified for such purpose. In this paragraph, "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Administrative Agent or any Lender, as the case may be, may from time to time reasonably believe to be in effect for the purpose of clearing or settling payment of the euro.

                           (j) Basis of Accrual. If the basis of accrual of interest or fees expressed in this Agreement with respect to the currency of any state that becomes a participating member state, in Administrative Agent's judgment, shall not be available because interest rate quotes for a national currency unit are no longer provided, or shall be inconsistent with any convention or practice in the London Interbank Market for the basis of accrual of interest or fees in respect of the euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a participating member state; provided, however, if any Loan in the currency of such state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Loan, at the end of the then current Interest Period.

                           (k) Rounding and Other Consequential Changes. Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU legislation and without prejudice to the respective liabilities for indebtedness of the Borrowers to the Administrative Agent and to the Lenders and the Administrative Agent and the Lenders to the Borrowers under or pursuant to this Agreement:

                                    (i)      each reference in this Agreement to
                           a minimum amount (or an integral multiple thereof) in a national currency unit to be paid to or by the Administrative Agent or Lenders shall be replaced by a reference to such reasonably comparable amount (or an integral multiple thereof) in the euro unit as the Administrative Agent may from time to time specify; and

                                    (ii)     except as expressly provided in
                           this Agreement, each provision of this Agreement, including, without limitation, the right to combine currencies to effect a set off, shall be subject to such reasonable changes of interpretation as the Administrative Agent may from time to time specify to be necessary or appropriate to reflect the implementation of the EMU to place the parties hereto in substantially the position they would have occupied had the EMU not been implemented.

                           (l) Exchange Indemnification and Increased Costs. The Borrowers shall upon demand from the Administrative Agent, pay to the Administrative Agent for the account of each Lender the amount of (i) any loss or cost or increased cost incurred by the Administrative Agent or such Lender in respect of any Loans made hereunder as a result of the Borrowers' election to borrow in national currency units and repay in euro units or to borrow in euro units and repay in national currency units, (ii) any reduction in any amount payable to, or in the effective return on its capital to, the Administrative Agent or such Lender in respect of any Loans made hereunder as a result of the Borrowers' election to borrow in national currency units and repay in euro units or to borrow in euro units and repay in national currency units,
                  (iii) any interest or other return in respect of any Loans made hereunder, including principal, foregone by the Administrative Agent or its holding company or any Lender or its holding company, as a result of the introduction of, change over to or operation of the euro in any participating member state, or (iv) any currency exchange loss that the Administrative Agent or such Lender sustains in respect of any Loans made hereunder as a result of the Borrowers' election to borrow in national currency units and repay in euro units or to borrow in euro units and repay in national currency units.

                           (m) Further Assurance. Each Borrower agrees, at the request of the Administrative Agent, at the time of or at any time following the implementation of the EMU, to enter into an agreement amending this Agreement in such manner as the Administrative Agent reasonably shall request in order to reflect the implementation of the EMU to place the parties hereto in the position they would have been in had the EMU not been implemented.

         1.13 Amendments to Schedule 1.1. Schedule 1.1 to the Existing Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit A attached hereto and made a part hereof.

SECTION 2.        REPRESENTATIONS AND WARRANTIES

         Each Borrower hereby represents and warrants to the Lenders as follows:

         2.1 Authorization of Amendment, Etc. The Borrower has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Agreement in accordance with its terms. This Agreement has been duly executed and delivered by the Borrower and is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

         2.2 Compliance of Amendment with Laws, Etc. The execution, delivery and performance of this Agreement in accordance with its terms do not and will not, by the passage of time, the giving of notice or otherwise,


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


                  (a) require any governmental approval or violate any applicable law relating to the Borrower;

                  (b) conflict with, result in a breach of or constitute a default under the articles or certificate of incorporation or bylaws of the Borrower, any material provisions of any indenture, agreement or other instrument to which the Borrower is a party or by which the Borrower or any of its properties may be bound or any governmental approval relating to the Borrower, or

                  (c) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower.

         2.3 Representations in Credit Agreement. Immediately prior to the effectiveness of this Agreement, all of the representations set forth in the Existing Credit Agreement were accurate in all material respects as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such date. After giving effect to this Agreement, all of the representations and warranties set forth in the Amended Credit Agreement, will be accurate in all material respects as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such date.

SECTION 3.        CONDITIONS TO EFFECTIVENESS

         The effectiveness of this Agreement and each of the amendments set forth in Section 1 hereof is subject to the satisfaction in full of each of the following conditions precedent:

         3.1 Executed Loan Documents. This Agreement shall have been duly authorized and executed by the parties thereto in form and substance satisfactory to the Administrative Agent, shall be in full force and effect and no default shall exist thereunder, and the Borrowers and Lenders party thereto shall have delivered original counterparts thereof to the Administrative Agent.

         3.2 Delivery of New Notes. The Borrowers shall have duly executed and delivered (a) new Revolving Notes, each dated the date hereof, to each of the Lenders, and (b) a new Swingline Note and European Swingline Note, each dated the date hereof, to First Union, in form and substance satisfactory to each of the Lenders.

SECTION 4.        ADDITION OF LENDERS

         Each New Lender: (a) confirms that it has received from the Borrowers a copy of the Existing Credit Agreement, together with copies of the most recent financial statements and projections of the Borrowers delivered pursuant to

Section 6.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and become a party to the Amended Credit Agreement as a Lender; (b) agrees that it will, independently and without reliance upon any other Lender or the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Amended Credit Agreement; (c) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Amended Credit Agreement and the other Loan Documents as are delegated to such Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (d) agrees that, as of the effective date of this Agreement and without any further action, it will become a Lender party to the Amended Credit Agreement and will perform in accordance with their terms all the obligations which by the terms of the Amended Credit Agreement and the other Loan Documents are required to be performed by it as a Lender. The Borrowers and Lenders hereby agree that the address for each New Lender for purposes of receiving notice and other communications under the Amended Credit Agreement shall be as set forth on the signature pages hereto opposite the name of such New Lender.

         SECTION 5.        MISCELLANEOUS

         5.1 Counterparts. This Agreement may be executed by each party to this Agreement upon a separate copy, and in such case one counterpart of this Agreement shall consist of enough of such copies to reflect the signature of all of the parties to this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or its terms to produce or account for more than one of such counterparts.

         5.2 Section References. The references in this Agreement to any section are, unless otherwise specified, to such section of this Agreement.

         5.3 Construction. This Agreement is a Loan Document executed pursuant to the Existing Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement.

         5.4 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Georgia, without reference to the conflicts or choice of law principles thereof.

         5.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         5.6 Effectiveness. The amendments set forth in Section 1 hereof shall become effective as of the date of this Agreement (and shall not apply to any period prior to the date of this Agreement), upon the satisfaction of all of the conditions precedent set forth in Section 3 hereof. Notwithstanding anything in the immediately preceding sentence to the contrary, the Lenders hereby agree that, as between the Lenders, (i) with respect to any outstanding Revolving Loans made prior to the date of this Agreement, the new Lender allocations as set forth in Exhibit A attached hereto take effect on the date which is two (2) Business Day after the date of this Agreement, and (ii) with respect to any Revolving Loans made on or after the date of this Agreement, the new Lender allocations as set forth in Exhibit A attached hereto will take effect on the date of this Agreement.

                     [Signatures appear on following pages]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers hereunder duly authorized as of the day and year first written above.

BORROWERS:

                                       AHL SERVICES, INC.


                                       By:  /s/ David L. Gamsey
                                          --------------------------------------
                                       Title:  Chief Financial Officer
                                             -----------------------------------


                                       [CORPORATE SEAL]


                                       ARGENBRIGHT SECURITY, INC.


                                       By:  /s/  David L. Gamsey
                                          --------------------------------------
                                       Title: Chief Financial Officer
                                             -----------------------------------


                                       [CORPORATE SEAL]


                                       ARGENBRIGHT, INC.


                                       By:  /s/ David L. Gamsey
                                          --------------------------------------
                                       Title:  Chief Financial Officer
                                             -----------------------------------


                                       [CORPORATE SEAL]


                                       ADI U.K. LIMITED


                                       By:   /s/ David L. Gamsey
                                          --------------------------------------
                                       Title:  Director
                                             -----------------------------------


                                       [CORPORATE SEAL]

                                       AVIATION DEFENCE INTERNATIONAL
                                       GERMANY LIMITED


                                       By:  /s/ David L. Gamsey
                                          --------------------------------------
                                       Title:  Director
                                             -----------------------------------


                                       [CORPORATE SEAL]


                                       ARGENBRIGHT HOLDINGS LIMITED


                                       By:  /s/ David L. Gamsey
                                          --------------------------------------
                                       Title:  Chief Financial Officer
                                             -----------------------------------


                                       [CORPORATE SEAL]


                                       THE ADI GROUP LIMITED


                                       By:  /s/ David L. Gamsey
                                          --------------------------------------
                                       Title:  Director
                                             -----------------------------------


                                       [CORPORATE SEAL]


                                       ADI ALPHA HOLDING GMBH


                                       By:  /s/ E. Patterson
                                          --------------------------------------
                                       Title:  Managing Director
                                             -----------------------------------

LENDERS:

                                       FIRST UNION NATIONAL BANK, as
                                       Administrative Agent and Lender


                                       By:  /s/ Grace R. Jackson
                                          --------------------------------------
                                       Title:  Vice President
                                             -----------------------------------

                                       FIRST UNION NATIONAL BANK,
                                       LONDON BRANCH, as European
                                       Swingline Lender


                                       By:  /s/ Claire Hatherley
                                          --------------------------------------
                                       Title:  AVP Corporate Banking
                                             -----------------------------------

                                       WACHOVIA BANK, N.A., as Lender


                                       By: /s/ Gary C. Gaskill
                                          --------------------------------------
                                       Title:   Vice President
                                             -----------------------------------

                                       SUNTRUST BANK, ATLANTA, as Lender


                                       By:  /s/ Jessica Wilkerson
                                          --------------------------------------
                                       Title:  Associate
                                             -----------------------------------

                                       By:  /s/ Daniel S. Komitor
                                          --------------------------------------
                                       Title:  Vice President
                                             -----------------------------------

                                       NATIONSBANK, N.A., as Lender


                                       By:  /s/ Melinda M. Bergbom
                                          --------------------------------------
                                       Title:  Senior Vice President
                                             -----------------------------------

                                       FLEET NATIONAL BANK, as Lender


                                       By:  /s/ Thomas Engels
                                          --------------------------------------
                                       Title:  Vice President
                                             -----------------------------------

                                       DG BANK DEUTSCHE GENOSSENSCHAFTSBANK
                                       AG CAYMAN ISLAND BRANCH, as Lender


                                       By:  /s/ J.W. Somers
                                          --------------------------------------
                                       Title:  Senior Vice President
                                             -----------------------------------


                                       By:  /s/ Kurt A. Morris
                                          --------------------------------------
                                       Title:  Vice President
                                             -----------------------------------


                                       Address:     303 Peachtree Road
                                                    Atlanta, Georgia  30308
                                       Telecopier:  404-524-4006

                                       DRESDNER BANK AG, NEW YORK AND GRAND
                                       CAYMAN BRANCHES, as Lender


                                       By:  /s/ Deborah Slusarczyk
                                          --------------------------------------
                                       Title:  Vice President
                                             -----------------------------------


                                       By:   /s/ Ken Hamilton
                                          --------------------------------------
                                       Title:  Senior Vice President
                                             -----------------------------------

                                       THE BANK OF NOVA SCOTIA, as Lender


                                       By:  /s/ W. J. Brown
                                          --------------------------------------
                                       Title:  Vice President
                                             -----------------------------------

                                       Address:      600 Peachtree Street
                                                     Suite 2700
                                                     Atlanta, Georgia 30308

                                       Telecopier:   404-888-8998

                                       SCOTIABANK EUROPE plc, as Lender for
                                       Revolving Loans made in
                                       Alternative Currencies


                                       By:  /s/ Barry Hodges
                                          --------------------------------------
                                       Title:  Relationship Manager
                                             -----------------------------------

                                       Address: 33 Finsbury Square
                                               ---------------------------------
                                                London
                                               ---------------------------------
                                                EC2A1 BB
                                               ---------------------------------
                                       Telecopier: (44) 171 826 5987
                                                  ------------------------------

                                    EXHIBIT A

                      SCHEDULE 1.1: LENDERS AND COMMITMENTS



      Lenders                     Commitment              Commitment
      -------                     ----------
                                  (Dollars)               Percentage
                                                          ----------
First Union National            $47,000,000.00           22.3809523810%
Bank and its Lender
Affiliates

NationsBank, N.A.               $40,000,000.00           19.0476190476%

SunTrust Bank,                  $33,000,000.00           15.7142857143%
Atlanta

Wachovia Bank N.A.              $25,000,000.00           11.9047619048%

Fleet National Bank             $25,000,000.00           11.9047619048%

Dresdner Bank AG,               $15,000,000.00           7.1428571429%
New York and Grand
Cayman Branches

The Bank of Nova                $15,000,000.00           7.1428571429%
Scotia and its Lender
Affiliates

DG Bank Deutsche                $10,000,000.00           4.7619047619%
Genossenschaftsbank
Cayman Islands
Branch

TOTAL:                          $210,000,000.00          100.0000000000%